AMENDMENT TO
PARTICIPATION AGREEMENT BY AND BETWEEN
GOLDMAN SACHS VARIABLE INSURANCE TRUST,
GOLDMAN, SACHS & CO. AND
SYMETRA LIFE INSURANCE COMPANY

This Amendment to the Participation Agreement dated September 28, 2009 (the “Amendment”), is made and entered into this __ day of _________ 2014 by and between GOLDMAN SACHS VARIABLE INSURANCE TRUST, a statutory trust formed under the laws of Delaware (the “Trust”), GOLDMAN, SACHS & CO., a New York limited partnership (the “Distributor”), and SYMETRA LIFE INSURANCE COMPANY, a Washington life insurance company (the “Company”), on its own behalf and on behalf of each separate account of the Company referred to herein.

WITNESSETH:

WHEREAS, the Trust, the Distributor and the Company entered into a Participation Agreement on September 28, 2009 (the “2009 Agreement”); and

WHEREAS, the Trust, the Distributor and the Company wish to amend Schedule 1A of the 2009 Agreement; and

WHEREAS, Article XI of the 2009 Agreement provides that the 2009 Agreement may be amended by written agreement signed by all of the parties.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, which consideration is full and complete, the Trust, the Distributor and the Company hereby agree as follows:

1.	Amendment of the 2009 Agreement. The 2009 Agreement is amended as set forth below.

2.    Amendments to Schedules.

Schedule 1 of the 2009 Agreement is hereby deleted in its entirety and replaced with the attached Schedule 1.

***SIGNATURE PAGE FOLLOWS***
IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized officer on the date specified below.

GOLDMAN SACHS VARIABLE INSURANCE TRUST
(Trust)

Date:    ___________        By: ___________________________________________
Name:
Title:

GOLDMAN, SACHS & CO.
(Distributor)

Date:    ___________        By: ___________________________________________
Name:
Title:

SYMETRA LIFE INSURANCE COMPANY
(Company)

Date:    ___________        By: ____________________________________________
Name:    Daniel R. Guilbert
Title:    Executive Vice President

SCHEDULE 1

Schedule 1A

Separate Accounts of the Company Registered Under the 1940 Act as Unit Investment
Trusts

The following separate accounts of the Company are subject to the Agreement:

Name of Account	Date Established by Board of Directors of the Company	SEC 1940 Act Registration Number	Type of Product Supported by Account
Separate Account C	September 14, 1993	811-08052	Individual and Group Variable Annuities
Resource Variable Account B	February 6, 1986	811-4716	Individual and Group Variable Annuities

Schedule 1B

Variable Annuity Contracts and Variable Life Insurance Contracts Registered Under the
Securities Act of 1933

The following Contracts are subject to the Agreement:

Name of Contract	Available Funds	1933 Act Registration Number	Type of Product
Retirement Passport	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	333-158141	Group Variable Annuity
Symetra True Variable Annuity	All Series of the Goldman Sachs Variable Insurance Trust – Institutional Shares and Service Shares	333-178461	Individual Variable Annuity